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                                                                   EXHIBIT 10.21


              CONFIDENTIAL SEVERANCE AGREEMENT AND GENERAL RELEASE


        FutureLink Corp. (the "Company") and Vincent L. Romano, Jr., an individual employed by the Company (the "Employee") pursuant to an Employment Agreement dated as of August 1, 1999, as amended, both hereby agree to terminate the employment relationship on the following basis:

        1. The Employee hereby submits his voluntary resignation from the Company effective July 31, 2000. He will receive full payment for the 43.29 hours of vacation he has accrued through that date. In addition, the Employee agrees to return to the Company all files, records, credit cards, keys, equipment, and any other Company property or documents maintained by him for the Company's use or benefit by August 15, 2000.

        2. The Employee represents that he is resigning voluntarily and is signing this Agreement voluntarily and with a full understanding of and agreement with its terms, for the purpose of receiving additional pay from the Company beyond that provided by normal Company policy.

        3. In reliance on the Employee's voluntary resignation and representations and releases in this Agreement, the Company will provide him with a lump sum payment of Thirty Thousand Dollars ($30,000), less legally required deductions, payable within 30 days of July 31, 2000. The Employee agrees that he is not entitled to receive, and will not claim, any right, benefit, or compensation other than what is expressly set forth in this paragraph, and hereby expressly waives on behalf of himself, his heirs, successors and assigns any claim to any compensation, benefit, or payment which is not expressly referenced in this paragraph.

        4. In addition to the cash consideration payable to the Employee in accordance with paragraph 3 hereof, the Employee shall be entitled to retain in his possession his laptop computer and the Employee hereby acknowledges that he is in possession of a Toshiba 7020ct/6.4 Laptop Computer, serial number 69022914-3 which currently belongs to the Company. The Employee shall retain the above referenced laptop computer plus all accessories for same in his possession and the Company hereby appoints the Employee its irrevocable attorney to effect the transfer of all its right, title and interest to the said laptop computer and accessories into the name of the Employee. The Employee hereby acknowledges that the transfer of the said laptop computer involves the receipt of equipment with a current fair market value of $1,200.00 and that he shall be responsible for any and all state and federal taxes applicable to such transfer. The Employee undertakes to transfer all files regarding the Company and its business to the Company and to delete such files from the hard drive of the said laptop computer no later than August 15, 2000.


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        5. Furthermore, as a condition to receipt of the benefits provided in paragraphs 3 and 4 hereof, the Employee promises (a) to keep this Agreement and its contents in complete confidence and not to disclose the fact or terms of this Agreement or the fact or amount of these additional payments to any person, including any past, present, or prospective employee of the Company, except as is necessary to obtain tax and legal advice; and (b) not to disparage the Company in any manner.

        6. The Company hereby agrees to use its reasonable best efforts to provide a final W2 statement of earnings to the Employee as soon as possible following the execution of this Agreement and in any event no later than September 15, 2000. The Company also agrees to cooperate fully with the Employee and his representatives in connection with any actual or proposed sale of restricted shares of the Company's common stock currently held by the Employee once such shares are eligible for resale in accordance with applicable securities laws and the Company agrees to bear the expense of any legal opinion which may be required to effect such resale.

        7. The Confidentiality and Non-Competition Agreement dated as of August 1, 1999 between the Employee and the Company, which was executed when the Consultant agreed to serve as an employee of the Company, shall remain in full force and effect notwithstanding any other provision of this Agreement, with July 31, 2000 being deemed the Employee's "Termination Date" for the purposes of that agreement. Notwithstanding any provision of the Confidentiality and Non-Competition Agreement or the Employment Agreement between the Employee and the Company, including, but not limited to, section 12(1) of the said Confidentiality and Non-Competition Agreement, the Company hereby specifically agrees that with respect to the following companies:

           (a) NobelStar, Inc.;

           (b) WPSH Media, Inc., its predecessors, successors, subsidiaries, parents and related corporations companies and divisions (including Sevenspace, Inc.); and

           (c) Concannon Technologies,

the Employee is released from the provisions of the said Confidentiality and Non-Competition Agreement and Employment Agreement and the Company agrees not to take action against the Employee or the above companies in the event that the Employee seeks or secures employment or consulting arrangements with the above companies. This limited release and covenant by the Company not to bring legal action shall be for the benefit of the Employee and any of the above-listed companies.

        8. The Employee does hereby, for himself and his heirs, successors and assigns, release, acquit and forever discharge the Company, and its officers, directors, managers, employees, representatives, related entities, successors, and assigns (the "Released Parties"), of and from any and all claims, actions, charges, complaints, causes of action, rights, demands, debts, damages, or accountings of whatever nature, known or unknown, which he or his heirs may have against such persons or entities based on any actions or events which occurred prior to the effective date of this Agreement, including but not limited to those related to, or arising from, the Employee's employment with the Company or his termination thereof.


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        In exchange for material portions of the additional pay provided in paragraph 3 and in accordance with the Older Workers Benefit Protection Act, the Employee hereby knowingly and voluntarily waives and releases all rights and claims, known and unknown, arising under the Age Discrimination In Employment Act of 1967, as amended, which he might otherwise have had against the Released Parties regarding any act or omission which occurred on or before the effective date of this Agreement.

        The Company does hereby, for itself and any related entities and successors or assigns, release and acquit and forever discharge the Employee and his heirs from any and all claims, actions, charges, complaints, causes of action, rights, demands, debts, damages or accountings of whatever nature, known or unknown, which are based on conduct by the Employee which fell within the course and scope of his employment with the Company.

        The Company is unaware of any conduct of the Employee which might give rise to liability of the Employee to the Company. Company further agrees to indemnify and hold the Employee harmless from any claims made against the Employee arising out of or related to the Employee's employment with the Company.

        9. It is further understood and agreed that as a condition of this Settlement, all rights under Section 1542 of the Civil Code of the State of California are expressly waived by the Employee. Such Section reads as follows:

           "A General Release does not extend to claims which a creditor does not know or suspect to exist in his favor at the time of executing the Release, which if known by him must have materially affected his settlement with the debtor."

        10. This Agreement contains all of the terms, promises, representations, and understandings made between the parties with respect to the resignation of the Employee as set forth herein. Unless expressly set forth herein, this Agreement shall not alter the terms of any prior agreements entered into between the Employee and the Company, including, without limitation, the Loan Agreement dated August 1, 1999 between the Employee and the Company, as amended, and the Loan Termination Agreement between the parties dated June 30, 2000.

        11. The Employee understands that he is waiving significant legal rights by signing this Agreement, and has consulted with an attorney and/or other persons to the full extent he wanted to do so before signing this Agreement.


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        The Employee is hereby advised (a) to consult with an attorney prior to signing this Agreement and (b) that he has 21 days in which to consider and accept this Agreement by signing this Agreement, which should then be promptly returned to Richard M. White, the Company's Senior Vice-President, Administration. In addition, the Employee has a period of 7 days following his signing of this Agreement in which he may revoke the Agreement. If the Employee does not advise the Company (by a writing received by Mr. White within such 7 day period) of his intent to revoke the Agreement, the Agreement will become effective and enforceable upon the expiration of the 7 days.

        12. In any action, litigation or proceeding between the parties arising out of or related to this Agreement, the prevailing party shall be awarded, in addition to any damages, injunctions or other relief, and without regard to whether or not such matter is prosecuted to final judgment, such party's costs and expenses, including reasonable attorneys' fees.

        13. This Agreement shall be construed and enforced in accordance with the laws in effect in the State of California and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the federal and state courts located in Orange County, California.

        IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the 31st day of July, 2000.

                                        FUTURELINK CORP.


                                        Per: /s/ R. White
                                             -----------------------------------
                                             Richard M. White
                                             Snr Vice President, Administration


                                        Per: /s/ Jeffrey S. Marks
                                             -----------------------------------
                                             Jeffrey S. Marks
                                             Ass't General Counsel and Secretary

SIGNED, SEALED AND DELIVERED
in the presence of:

/s/ J.M. Sack                                /s/ Vincent L. Romano
----------------------------------           -----------------------------------
Witness                                          VINCENT L. ROMANO, JR.


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